MANUFACTURING FACILITY
                            ASSET PURCHASE AGREEMENT


                                     between


                           PHARMACIA & UPJOHN COMPANY


                                       and


                          MIRAVANT MEDICAL TECHNOLOGIES



                            Dated as of May 24, 2001


                                             TABLE OF CONTENTS


                                                                                                      Page

1.  Definitions..........................................................................................1
         1.1.  General Terms.............................................................................1
         1.2.  Other Terms...............................................................................8
         1.3.  Other Provisions..........................................................................8
         1.4.  Knowledge.................................................................................8

2.  Purchase and Sale of the Purchased Assets............................................................8
         2.1.  Transfer at Closing.......................................................................8

3.  Assets...............................................................................................8
         3.1.  Purchased Assets..........................................................................8

4.  Liabilities..........................................................................................9
         4.1.  Assumed Liabilities.......................................................................9
         4.2.  Excluded Liabilities......................................................................9

5.  Purchase Price and Closing..........................................................................11
         5.1.  Purchase Price...........................................................................11
         5.2.  Closing..................................................................................11
         5.3.  Delivery and Payment by Buyer............................................................11
         5.4.  Deliveries by the Company................................................................12
         5.5.  Transfer Fees............................................................................12
         5.6.  Notices of Sale..........................................................................13

6.  Representations and Warranties of the Company.......................................................13
         6.1.  Organization, Qualification, Powers and Authority........................................13
         6.2.  Organization.............................................................................13
         6.3.  Adequacy and Sufficiency of Purchased Assets.............................................14
         6.4.  Title to Personal Property...............................................................14
         6.5.  Absence of Undisclosed Liabilities.......................................................14
         6.6.  Compliance with Instruments; No Defaults.................................................15
         6.7.  Operations; Governmental Licenses........................................................15
         6.8.  Taxes Paid...............................................................................15
         6.9.  Contracts................................................................................16
         6.10.  Consents................................................................................17
         6.11.  Litigation and Claims...................................................................17
         6.12.  Business Intellectual Property..........................................................17
         6.13.  Binding Commitments.....................................................................18
         6.14.  Insurance and Insurance Requirements....................................................19
         6.15.  No Labor Commitments....................................................................19
         6.16.  Books and Records.......................................................................19
         6.17.  Powers of Attorney......................................................................19
         6.18.  Adverse Change..........................................................................20
         6.19.  Brokers' Fees...........................................................................20
         6.20.  Disclosure..............................................................................20
         6.21.  Environmental Matters...................................................................20
         6.22.  Actual Knowledge of Buyer...............................................................20
         6.23.  No Other Representations or Warranties..................................................20

7.  Representations and Warranties of Buyer.............................................................20
         7.1.  Organization, Qualification, Powers and Authority........................................20
         7.2.  Compliance with Instruments; No Default..................................................21
         7.3.  Consents.................................................................................21
         7.4.  Litigation and Claims....................................................................21
         7.5.  Brokers' Fees............................................................................22
         7.6.  No Other Representations or Warranties...................................................22

8.  Covenants as to the Business........................................................................22
         8.1.  Interim Conduct of Business..............................................................22
         8.2.  Affirmative Covenants....................................................................23

9.  Additional Covenants................................................................................24
         9.1.  Tax and Other Matters....................................................................24
         9.2.  Undertakings.............................................................................25
         9.3.  Filings..................................................................................25
         9.4.  Access to Employees After Closing........................................................25
         9.5.  Records and Documents of Buyer...........................................................25
         9.6.  Records and Documents of the Company.....................................................25
         9.7.  Nonassignable Rights.....................................................................26
         9.8.  Existing Agreements......................................................................26

10.  Conditions to the Obligations of Both Parties......................................................26
         10.1.  Regulatory Approvals, Consents, Authorizations, Etc.....................................26
         10.2.  Legal Proceedings.......................................................................27

11.  Conditions to Buyer's Obligations..................................................................27
         11.1.  Accuracy of Warranties; Performance of Covenants; Officer's
                   Certificates.........................................................................27
         11.2.  Agreements..............................................................................27
         11.3.  Consents................................................................................27
         11.4.  Building Lease..........................................................................27

12.  Conditions to the Company's Obligations............................................................27
         12.1.  Accuracy of Warranties; Performance of Covenants; Officer's
                   Certificates.........................................................................28
         12.2.  Agreements..............................................................................28
         12.3.  Consents................................................................................28

13.  Indemnification....................................................................................28
         13.1.  Indemnified Claims......................................................................28
         13.2.  Claims Indemnified by the Company.......................................................29
         13.3.  Claims Indemnified by Buyer.............................................................29
         13.4.  Procedure...............................................................................30
         13.5.  Limitations on Losses...................................................................31
         13.6.  Interest................................................................................31
         13.7.  Adjustment to Purchase Price............................................................31

14.  Termination........................................................................................31
         14.1.  Termination.............................................................................31
         14.2.  Effect of Termination...................................................................32

15.  General............................................................................................32
         15.1.  Specific Performance....................................................................32
         15.2.  Waivers.................................................................................32
         15.3.  Further Assurances......................................................................32
         15.4.  Notices.................................................................................33
         15.5.  Parties in Interest.....................................................................33
         15.6.  Litigation Arising from the Business Activities.........................................34
         15.7.  Entire Agreement; Amendments............................................................34
         15.8.  Substitution of Buyer's Affiliates; Assignment..........................................34
         15.9.  Bulk Transfers..........................................................................34
         15.10.  Press Releases.........................................................................35
         15.11.  Confidentiality........................................................................35
         15.12.  Severability...........................................................................35
         15.13.  Headings...............................................................................35
         15.14.  Counterparts...........................................................................35
         15.15.  Governing Law..........................................................................36
         15.16.  Arbitration............................................................................36
         15.17.  Successors and Assigns.................................................................37



Exhibit A   Bill of Sale
Exhibit B   APA Escrow Agreement
Exhibit C   API Escrow Agreement
Exhibit D   Site Access License Agreement
Exhibit E   Sublease Assignment Agreement

                                                 Schedules

Schedule 3.1(a)            Personal Property
Schedule 3.1(g)            Additional Personal Property
Schedule 4.1               Assumed Liabilities
Schedule 6.1               Jurisdictions
Schedule 6.2               Jurisdictions of Subsidiaries
Schedule 6.7               Governmental Licenses
Schedule 6.9               Contracts
Schedule 6.11              Company Litigation and Claims
Schedule 6.12(a)           Intellectual Property
Schedule 9.1               Allocation of Purchase Price

                             MANUFACTURING FACILITY
                            ASSET PURCHASE AGREEMENT


                  THIS MANUFACTURING FACILITY ASSET PURCHASE AGREEMENT, dated as of May 24, 2001 (this "Agreement"), by and between Pharmacia & Upjohn Company, a Delaware corporation ("Buyer"), and Miravant Medical Technologies, a Delaware corporation (the "Company").

                                           W I T N E S S E T H:

                  WHEREAS, the Company and/or its Subsidiaries are engaged in the manufacture of the active pharmaceutical ingredient utilized in the formulation of tin ethyl-etiopurpurin (as conducted by the Company and/or its Subsidiaries on or prior to the date hereof, the "Business"); and

                  WHEREAS, except as otherwise specifically provided herein, the Company desires to sell, transfer and assign to Buyer and Buyer desires to purchase from the Company all of the Purchased Assets (as defined herein), in each case on the terms, subject to the conditions and to the extent herein set forth;

                  WHEREAS, contemporaneously with the Closing contemplated hereby, it is contemplated that the Escrow Agreements, the Site Access License Agreement and the Sublease Assignment Agreement (each as defined herein) will be executed and delivered by the parties thereto; and

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, Buyer has tendered and Seller has accepted one or more purchase orders providing for the purchase of the Company's current inventory of API at Company's cost of manufacturing, $2,245,000, and the purchase of at least 3.5 kilograms of API at a cost of $800 per gram.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

NY12528: 141148.8
                                      -38-

                  1.  Definitions.


     1.1. General Terms. For purposes of this Agreement, the following terms have the meanings hereinafter indicated:

                  "Active Pharmaceutical Ingredient" or "API"means the active ingredient utilized in the formulation of tin ethyl-etiopurpurin.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

                  "Ancillary Documents" means the exhibits and schedules referred to in this Agreement, the Assignment, the Bill of Sale, the Escrow Agreements, the Site Access License Agreement, the Sublease Assignment Agreement and any documents, instruments or certificates to be delivered at the Closing.

                  "Assumed Liabilities" means, with respect to Buyer, only those liabilities and obligations that are disclosed and set forth in Section 4.1.

                  "Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement providing for severance benefits, insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is entered into or maintained, as the case may be, by the Company or any of its ERISA Affiliates.

                  "Bill of Sale" means the General Bill of Sale, Assignment and Assumption of Liabilities in substantially the form attached hereto as Exhibit A.

                  "Building Lease" has the meaning set forth in the Recitals.

                  "Business" is the manufacturing business specified in the Recitals.

                  "Business Intellectual Property" has the meaning specified in
Section 6.12.

                  "Buyer" has the meaning specified in the Preamble.

                  "Closing" has the meaning specified in Section 5.2.

                  "Closing Date" has the meaning specified in Section 5.2.

                  "Commitments" has the meaning specified in Section 6.13.

                  "Company" has the meaning specified in the Preamble.

                  "Confidential Information" means any and all data and information of a proprietary or confidential nature that is owned or controlled by any party hereto or its respective Affiliates and is made available by one party or its Affiliates to any other party or its Affiliates prior to, during or after the term of this Agreement and that is directly or indirectly related to the Business, including without limitation, formulations, processing information, technical reports and specifications. Confidential Information shall not include information which:

                  (a) was known or used by the receiving party or its Affiliates prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its Affiliates, unless previously disclosed on a confidential basis to a party or its Affiliates under an Existing Agreement;

                  (b) either before or after the date of the disclosure to the receiving party, is lawfully disclosed without restriction on disclosure to the receiving party or its Affiliates by an independent, unaffiliated third party whose disclosure of such information does not violate any obligation to or right of the party owning or controlling the Confidential Information, unless previously disclosed on a confidential basis to a party or its Affiliates under an Existing Agreement;

                  (c) either before or after the date of the disclosure to the receiving party, becomes published or generally known through no fault or admission on the part of the receiving party or its Affiliates or their employees or agents;

          (d) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement;

                  (e) is disclosed by the receiving party pursuant to oral questions, interrogatories, requests for information or documents, subpoena, or a civil investigative demand of a court or governmental agency; provided that (i) the receiving party notifies the other party immediately upon receipt thereof, (ii) the receiving party furnishes only that portion of the information which it is advised by counsel is legally required, and (iii) the receiving party imposes such obligations of secrecy as are possible with respect to such information; or

                  (f) is required to be disclosed by the receiving party under any statutory, regulatory or similar legislative requirement or any rule of any stock exchange to which it or any of its Affiliates is subject; provided that the receiving party uses reasonable efforts to obtain confidential treatment of the Confidential Information.

                  "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and the terms "Controlling," "Controlled by" and "under common Control with" have correlative meanings.

                  "Costs" means all Losses, liabilities, penalties, claims, fines, damages, disbursements or expenses of any kind and nature whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements (in each case, including, without limitation, any such amounts that are incurred either as a result of third-party claims or in connection with proceedings to enforce this Agreement)).

                  "Employee Benefit Plan Costs" means any costs that may be imposed by reason of the establishment, maintenance or operation of any Employee Plan or Benefit Arrangement.

                  "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any of its ERISA Affiliates.

                  "Encumbrance" means liens, charges, mortgages, pledges, encumbrances, security interests, options, restrictions or any other claims or third-party rights, excluding those due to Buyer or any affiliate of Buyer.

                  "Environmental Costs" means any and all Costs (as defined above) that may be imposed upon, incurred by or asserted or awarded against the Company, Buyer, or any Affiliate, Subsidiary, employee, agent, successor or assign of any of the foregoing in connection with or arising from (i) the presence of any Hazardous Substances on, in, under, emitted from or affecting all or any portion of the Purchased Assets (or any condition resulting therefrom) or (ii) the transportation or presence at any location of Hazardous Substances relating to the Business (or any condition resulting therefrom), including any such Costs incurred as a result of any natural resource damages, or any violation of Environmental Laws or any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et seq., as amended, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq., the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.ss.ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801 et seq., as any of the above statutes have been amended as of the date hereof, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, Federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been amended as of the date hereof.

                  "Environmental Matters" means any matter arising out of or relating to the environment, human safety or health or the production, storage, handling, use, presence, emission, release, discharge or disposal of Hazardous Substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any other entity which, together with the Company, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986 (the "Code").

                  "Escrow Agent" means Sanwa Bank, acting as escrow agent pursuant to the Escrow Agreements.

                  "Escrow Agreements" means the escrow agreements attached hereto as Exhibit B and Exhibit C.

                  "Existing Agreements" means the following agreements between the Company and the Buyer, or affiliates of the Buyer: Equity Investment Agreement dated January 15, 1999; Supply Agreement Side Letter dated January 15, 1999; Right of First Negotiation Side Letter dated January 15, 1999; Advance Agreement dated January 15, 1999; Agreement and Amendment to the Equity Investment Agreement dated February 17, 1999; Amended and Restated Ophthalmology and License Agreement, dated February 18, 1999; Credit Agreement dated February 18, 1999; Warrant Agreement dated February 18, 1999; Security Agreement dated February 18, 1999; Grant of Security Interest in and Assignment of Trademarks and Patents dated February 18, 1999 and Registration Rights Agreement dated February 18, 1999.

                  "Governmental Authority" means any administrative or legislative body, agency, authority, bureau, commission, court, department or other instrumentality of any federal, state or local government, foreign or domestic, unless otherwise indicated in this Agreement.

                  "Hazardous Substances" means any pollutants, contaminants or toxic or hazardous substances or materials that are regulated by, or form the basis of liability under, any Environmental Laws.

                  "Indemnified Party" has the meaning specified in Section 13.4.

                  "Indemnifying Party" has the meaning specified in Section
13.4.

                  "Intellectual Property" means all United States and foreign patents and patent applications, supplementary protection certificates and patent extensions, continuations in whole or in part, divisionals, trademarks and trademark applications, service mark and service mark registrations, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer software, mask works and mask work registration applications, industrial designs and applications for registration of such industrial designs, including, without limitation, any and all applications for renewal, extensions, reexaminations, applications claiming priority thereto or therefrom and reissues of any of the foregoing intellectual property rights where applicable, inventions, biological materials, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information, and all other intellectual property relating to the assets, research and development and any and all other property and rights related thereto, whether or not registered, owned or licensed, directly or indirectly, by the Company or any Subsidiary and all proprietary data and technical, manufacturing or marketing know-how or information in the possession of the Company as well as such data, know-how or information as is in the possession of employees of the Company or in the possession of vendors to the Company or customers of the Company, including new developments, discoveries, inventions, ideas and trade secrets and documentation thereof (including related papers, drawings, chemical compositions, formulae, diaries, notebooks, specifications, methods of manufacture, data processing cards, discs and tapes and all data contained therein or thereon) and all rights thereto related which are exclusively and only related to the Business.

                  "Interest Rate" means, for any day, a rate per annum equal to the rate of interest from time to time publicly announced by Citibank, N.A. in The City of New York as its prime commercial loan rate in effect on such day. The Interest Rate shall change as and when the foregoing rate shall change. Any change in the Interest Rate shall become effective as of the opening of business on the day of such change.

                  "Landlord" has the meaning specified in the Recitals.

                  "Laws" has the meaning specified in Section 6.7.

                  "Losses" means any liability, loss, cost, damage, penalty, fine, interest, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements (in each case, including, without limitation, any such amounts that are incurred either as a result of third-party claims or in connection with proceedings to enforce this Agreement)).

                  "Material Adverse Effect" means any material adverse effect on the condition or use of, or any material impairment of or Encumbrance on, the Purchased Assets, taken as a whole.

                  "Nonassignable Rights" means, without limitation, any outstanding contracts, sales orders or purchase orders, inventories, machinery, equipment, tools, instruments, warranties, claims, permits, certificates, licenses, sublicenses, Intellectual Property, approvals and other authorizations of all Governmental Authorities, insurance claims, security devices or systems, accounts and notes receivable, trade secrets, inventions, know-how, formulae and computer software that cannot be assigned without the consent of a person, entity or Governmental Authority that is not a party to this Agreement.

                  "Permitted Liens" means liens in favor of the Buyer or any affiliate of the Buyer, liens for current Taxes or assessments not delinquent; builders', mechanics', warehousemen's, workmen's, repairmen's, carriers' liens, or other similar liens arising and continuing in the ordinary course of business for obligations which are not delinquent; and other similar common law or statutory liens which are immaterial and do not reduce the value or affect the use of the Purchased Assets so subject; and liens arising from claims being contested in good faith ("Contest Liens"), which Contest Liens, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Personal Property" has the meaning specified in Section 3.1.

                  "Proceedings" has the meaning specified in Section 6.11.

                  "Purchase Price" means the sum of $863,071.

                  "Purchased Assets" has the meaning specified in Section 3.1.

                  "Receiving Party" has the meaning specified in Section 15.11.

                  "Related Permits" has the meaning specified in Section 6.7.

                  "Site Access License Agreement" means the site access license agreement attached hereto as Exhibit D.

                  "Sublease Assignment Agreement" means the sublease assignment agreement attached hereto as Exhibit E.

                  "Subsidiary" means any corporation or other entity which the Company, directly or through one or more intermediaries, Controls, which, for purposes of this Agreement, shall be deemed to include any corporation or other entity in which the Company or such intermediary (i) owns at least a majority of the outstanding voting securities or similar evidences of ownership or (ii) has the contractual power to designate at least a majority of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions.

                  "Survival Date" has the meaning specified in Section 13.1.

                  "Taxes" means any federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes together with any interest, additions or penalties with respect thereto and any interest in respect of such penalties.

                  "Third-Party Intellectual Property" has the meaning specified in Section 6.12.

     1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     1.3. Other Provisions. The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     1.4. Knowledge. References herein to the "Company's knowledge," "knowledge of the Company" or "to the knowledge or information of the Company" refer to the actual knowledge of the officers of the Company.

     2. Purchase and Sale of the Purchased Assets.

     2.1. Transfer at Closing. At the Closing, the Company shall sell, convey, transfer, deliver and assign to Buyer free and clear of all Encumbrances (other than Permitted Liens existing as of the date hereof), subject to and in accordance with the provisions of this Agreement, all of the Purchased Assets and Buyer shall assume the Assumed Liabilities.

     3. Assets.


     3.1. Purchased Assets. The "Purchased Assets" shall constitute all of the following:

                  (a) all of the Company's and its Affiliates' entire right, title and interest, of whatever kind or nature, in and to the items of personal property specified on Schedule 3.1(a) (collectively with the personal property specified on Schedule 3.1(g), the "Personal Property");

                  (b)all of the Company's and its Affiliates' entire right, title and interest, of whatever kind or nature, in and to any warranties or claims against third parties relating to or arising from any of the Purchased Assets;

                  (c) all of the Company's and its Affiliates' entire right, title and interest, of whatever kind or nature, in and to all supplier lists, parts lists, vendor lists, and all other information and data that relate to or arise from or are used in connection with the Business;

                  (d) all of the Company's and its Affiliates' entire right, title and interest, of whatever kind or nature, in and to any proceeds from any insurance claims received by the Company or any Subsidiary at or after the Closing that relate to or arise from a casualty loss or impairment of the Personal Property;

                  (e) all of the Company's and its Affiliates' entire right, title and interest, of whatever kind or nature, in and to the supplier contracts, service agreements relating to the Purchased Assets, and purchase orders or other agreements that relate to the Purchased Assets, including without limitation, those described in
         Schedule 6.10;

                  (f) true and correct copies, if, as and when requested by Buyer, of all books, records and documents relating to the Business, other than financial statements, accounting records or accountants' work papers;

                  (g) all of the Company's and its Affiliates' entire right, title and interest, of whatever kind or nature, in and to the items of personal property specified on Schedule 3.1(g), and the purchase orders, contracts and arrangements relating thereto; and

                  (h) all other assets of the Company and its Subsidiaries used at the Company's manufacturing site in connection with the Business.

     4. Liabilities.


     4.1. Assumed Liabilities. The Assumed Liabilities are limited to the encumbrances, claims, liabilities, duties and obligations disclosed in Schedule 4.1.

     4.2. Excluded Liabilities. Except as specifically set forth in Section 4.1, Buyer shall not be responsible for or assume any debts, liabilities or obligations of the Company or any of its Subsidiaries, known, unknown, contingent or otherwise (herein called the "Excluded Liabilities"), whether or not relating to the Purchased Assets or the Business, and all such Excluded Liabilities shall remain the sole obligation of the Company or its Subsidiaries (but only if and to the extent that any party to this Agreement or any of their respective Affiliates is or would otherwise be liable for or obligated in respect of such Excluded Liabilities), including without limitation, any of the following liabilities:

     (a) any liability of the Company or any Subsidiary relating to or arising out of the operation or conduct by the Company or any of its Subsidiaries of any business, including the Business;

     (b) all interest expense and indebtedness for borrowed money or guarantees thereof or agreements to be responsible therefor other than as specifically described in Schedule 4.1(a);

     (c) all liabilities and obligations under any Benefit Arrangement or Employee Plan;

     (d) all liabilities and obligations for any and all Taxes, duties, assessments and FICA contributions relating to the Business;

          (e) any liability with respect to the Purchased Assets arising from accidents, events, occurrences, misconduct, breach of fiduciary duty or actions taken or omitted to be taken prior to the Closing, whether or not covered by insurance or in effect either at the time of the accident, event, occurrence or relevant conduct or at the time at which the claim with respect thereto is made, or any product liability claims for injuries, property damage or other losses arising with respect to inventory or products produced by the Company or any of its Subsidiaries;

          (f) any liability with respect to the Purchased Assets arising from tort, contract or otherwise to employees or agents of the Company or any of its Affiliates, or persons asserting claims on their behalf, or in respect of their condition, injury or death, in any case arising from or related to a condition in existence or an occurrence, whether or not covered by workers' compensation or insurance in effect either at the time of the accident, occurrence or relevant conduct or at the time at which the claim with respect thereto is made, including any liability relating to: (i) any claim relating to employee compensation, benefits and similar matters, (ii) the termination of employment of any Employee with the Company or any of its Affiliates prior to, at or subsequent to the Closing, (iii) any claim for any injury suffered, illness contracted, condition developed, or exposure received, by any employee or agent of the Company or any of its Affiliates (including liability incurred after the Closing for continuation of any such pre-existing injury, illness, condition or exposure) or (iv) any claim based on alleged discrimination, harassment, or violation of any Law;

          (g) any liability for any Environmental Costs incurred prior to the Closing;

          (h) any liability for payment with respect to services performed or goods acquired relating to the Purchased Assets or the Business at or prior to Closing, or any liability arising out of a breach occurring prior to the Closing of any provision of a contract, and any misrepresentation or omission to make any statement at or prior to the Closing related to any contract;

          (i) any liabilities for any claim, or arising in any Proceeding, to the extent relating to periods prior to the Closing, whether or not asserted, pending or threatened at or prior to the Closing;

          (j) any liability for any failure by the Company or any of its Affiliates or employees to comply with, or any violation of any Law relating to the Purchased Assets or the Business;

          (k) any liability for any infringement by the Company or any of its Affiliates of the rights of any other Person relating to the use of the Intellectual Property;

          (l) any liability of the Company or any Affiliate to any broker, finder or agent for any brokerage fees, finder's fees or commission with respect to the transactions contemplated by this Agreement; and

          (m) any liability for any Employee Benefit Plan Costs.

          5. Purchase Price and Closing.


          5.1. Purchase Price. The purchase price for the Purchased Assets shall be the Purchase Price.

          5.2. Closing. The transfer of the Purchased Assets by the Company to Buyer (the "Closing") shall occur at the offices of the Company, 336 Bollay Drive, Santa Barbara, California 93117, at 10:00 a.m., Pacific time, on the later of (i) May 31, 2001, (ii) the day on which the last to be satisfied or waived of the conditions set forth in Sections 10, 11 and 12 has been so satisfied or waived, and (iii) such later date as Buyer and the Company shall agree (the "Closing Date"). The Closing shall be deemed to take place as of 11:59 P.M., Pacific time, on the Closing Date.

          5.3. Delivery and Payment by Buyer. At the Closing, Buyer shall deliver, in form and substance satisfactory to the Company, the following:

          (a) the Purchase Price in immediately available funds to an account designated by the Escrow Agent all pursuant to the terms of the Escrow Agreements. Release of the Purchase Price will be permitted only in accordance with the terms and conditions of the Escrow Agreements;

          (b) such instruments of assumption or other instruments, filings or documents, in form and substance reasonably acceptable to the Company, as may be required to assume the Assumed Liabilities;

          (c) copies of any consents to be obtained by Buyer in connection with this Agreement;

          (d) the opinions, certificates and other documents to be delivered pursuant to Section 12; and

          (e) the Ancillary Documents not theretofore executed and delivered by Buyer, duly executed and delivered by Buyer.

          5.4. Deliveries by the Company. At the Closing, the Company shall, and
     shall  cause  its   Subsidiaries   to,  deliver,   in  form  and  substance
     satisfactory to Buyer, the following documents:

          (a) such assignments and other documents, with all consents deemed necessary by Buyer, in form and substance acceptable to Buyer, in order to assign to Buyer all tangible and intangible property included in the Purchased Assets, including all rights appurtenant thereto;

          (b) copies of any consents required to be obtained by the Company in connection with this Agreement;

          (c) the opinions, certificates and other documents to be delivered pursuant to Section 11;

          (d) the Ancillary Documents not theretofore executed and delivered by the Company, duly executed and delivered by the Company; and

          (e) such other instruments, filings or documents as may be required by this Agreement or requested by Buyer as reasonably necessary to carry out the transfers contemplated by this Agreement and to comply with the terms hereof.

          5.5. Transfer Fees. At the Closing, the Company shall pay, or shall reimburse Buyer for the payment of, all transfer taxes, conveyance taxes and sales taxes in connection with the transactions contemplated hereby. Except as otherwise provided in Section 14.2, whether the transactions contemplated by this Agreement are consummated or fail to be consummated for any reason whatsoever, each of the parties hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts, except as otherwise specifically provided in this Agreement.

          5.6. Notices of Sale. The Company will prepare and mail on the Closing Date such notices to the other party or parties as to Personal Property and other agreements assigned by the Company and assumed by Buyer as are necessary or desirable or as may be reasonably requested by Buyer, advising such other party or parties that such agreements have been assigned and directing such party or parties to send to Buyer all future notices and correspondence relating to such agreements.

          6. Representations and Warranties of the Company. The Company hereby represents and warrants to Buyer as follows:

          6.1. Organization, Qualification, Powers and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the Purchased Assets and to carry on the Business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the Purchased Assets or the nature of the Business makes such qualifications necessary. Each such jurisdiction is set forth in Schedule
     6.1. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceeding with respect to the Company is necessary to authorize this Agreement or any Ancillary Document or any transaction contemplated hereby or thereby. Each of this Agreement and the Ancillary Documents executed and delivered contemporaneously herewith has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject (as to enforcement) to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general equity principles. When executed and delivered by the Company, each Ancillary Document not executed and delivered contemporaneously herewith will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject (as to enforcement) to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general equity principles.

          6.2. Organization. All of the wholly owned Subsidiaries of the Company are duly organized, validly existing and in good standing under the laws of the State of Delaware or California and have all requisite corporate power and authority to own, lease and operate the Purchased Assets and to carry on the Business as now conducted and are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction where the character of the Purchased Assets or the nature of the Business makes such qualifications necessary. Each such jurisdiction is set forth in
     Schedule 6.2. All of the wholly owned Subsidiaries of the Company have all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the wholly owned Subsidiaries of the Company and the consummation by the wholly owned Subsidiaries of the Company of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the wholly owned Subsidiaries of the Company and no other corporate proceeding with respect to the wholly owned Subsidiaries of the Company is necessary to authorize this Agreement or any Ancillary Document or any transaction contemplated hereby or thereby. Each of this Agreement and the Ancillary Documents executed and delivered contemporaneously herewith has been duly executed and delivered by the wholly owned Subsidiaries of the Company and constitutes a valid and binding obligation of the wholly owned Subsidiaries of the Company, enforceable in accordance with its terms, subject (as to enforcement) to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general equity principles. When executed and delivered by the wholly owned Subsidiaries of the Company, each Ancillary Document not executed and delivered contemporaneously herewith will have been duly executed and delivered by the wholly owned Subsidiaries of the Company and will constitute a valid and binding obligation of the wholly owned Subsidiaries of the Company, enforceable in accordance with its terms, subject (as to enforcement) to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general equity principles.

          6.3. Adequacy and Sufficiency of Purchased Assets. This Agreement and the instruments and documents to be delivered by the Company to Buyer at or following the Closing shall be adequate and sufficient to vest in Buyer all of the Company's rights, titles and interests in or to the Purchased Assets. The Purchased Assets will represent all of the personal property and the right to use all of the Intellectual Property that is used or has been developed by the Company in connection with the Business. There is no Personal Property or Intellectual Property that the Company or any of its Affiliates is using or has the right to use and that is material to the operation of the Business that is not included in the Purchased Assets.

          6.4. Title to Personal Property. The Company or a wholly owned Subsidiary has good and marketable title to, or a valid leasehold interest in, all Personal Property included in the Purchased Assets, free and clear of any Encumbrances (other than Permitted Liens existing as of the date hereof).

          6.5.  Absence  of  Undisclosed  Liabilities.  Except as  disclosed  in
     Schedule 6.5, the Company and its Subsidiaries have no liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise) relating to or arising with respect to the Purchased Assets or the Business, except liabilities or obligations that are not being assumed by Buyer. Non-payment, non-satisfaction or any other breach or default by or on behalf of the Company or any Subsidiary with respect to any Excluded Liability will not result in any lien, charge or encumbrance on any of the Purchased Assets.

          6.6. Compliance with Instruments;  No Defaults. Except as disclosed in
     Schedule 6.6, subject to the receipt of the consents set forth on Schedule 6.7, neither the execution and delivery of this Agreement nor the consummation at the Closing by the Company of the transactions contemplated hereby will violate or conflict with, result in the acceleration or termination of, loss of a material benefit with respect to, or constitute a default under (i) the certificate of incorporation or bylaws (or equivalent governing instrument) of the Company or any Subsidiary or (ii) any term or provision of any note, bond, indenture, mortgage, license, permit, approval, agreement, contract, lease, understanding or other instrument or any statute, rule, regulation, writ, judgment, ordinance, decree, order or other material restriction binding upon or applicable to the Company or any Subsidiary or the Business or any of the Purchased Assets.

          6.7. Operations; Governmental Licenses. The Business is being conducted, and the Purchased Assets are being used and operated, in substantial compliance with all applicable laws, statutes, ordinances, rules, regulations, policies and orders of any Governmental Authority ("Laws"), except as disclosed in Schedule 6.8. Schedule 6.7 lists all of the permits, certificates, licenses, orders, approvals and other authorizations of all Governmental Authorities that are used in the ownership, maintenance or operation of the Purchased Assets and the conduct of the Business (the "Related Permits") and, with respect to each Related Permit, whether such Related Permit is transferable to Buyer. The Company is not aware of any action, pending or threatened, to cancel, modify or fail to renew any Related Permit as a result of the transactions contemplated by this Agreement, any Ancillary Document or otherwise. The Company will convey to Buyer each Related Permit that is transferable to Buyer.

          (b) The API is being manufactured, tested, distributed, held and/or marketed by the Company or any of its Subsidiaries in material compliance with all applicable requirements under the Federal Food, Drug and Cosmetic Act, the Prescription Drug Marketing Act and the Comprehensive Drug Abuse Prevention and Control Act of 1970, including, but not limited to, those relating to investigational use, premarket clearance, good clinical practices, good manufacturing practices, good laboratory practices, labeling, promotion and advertising, record keeping, filing of reports and security.

          6.8. Taxes Paid. All Taxes, duties and assessments, payable or incurred by the Company prior to the Closing Date that could result in an Encumbrance upon any of the Purchased Assets have been or will be timely paid by the Company, except for a pending use tax audit. All federal, state, local and foreign tax returns and tax reports required to be filed by or with respect to the Company or any of its Subsidiaries have been duly filed. No issues have been raised (nor are currently pending) by any Governmental Authority in connection with any of the returns or reports referred to in this Section 6.8. No waivers of statutes of limitations as to any tax matters have been given or requested with respect to the Company or any of its Subsidiaries. The Federal income tax returns of the Company or any of its Subsidiaries have not been examined by the Internal Revenue Service.

          6.9. Contracts. Schedule 6.9 sets forth a complete and accurate list of the following:

          (a) agreements licensing or granting to others or to the Company or any Subsidiary the right to manufacture or distribute products of the Purchased Assets, including sales agency agreements;

          (b) agreements with suppliers for the purchase or sale of any products, materials or supplies or services relating to the Business or the Purchased Assets, except (i) individual purchase or sale orders involving less than $10,000 each and incurred in the ordinary course of business and
     (ii) agreements, each of which provides for aggregate payments of less than $10,000 and which are terminable without liability to the Company upon notice to the other party thereto of not more than 30 days;

          (c) joint venture or partnership agreements with any other entity relating to the Business or the Purchased Assets;

          (d) agreements granting any person an Encumbrance on any of the Purchased Assets;

          (e) agreements (including consent orders) which would restrict Buyer from doing any type of business anywhere in the world;

          (f) any agreements which would give anyone any right to use any of the Purchased Assets;

          (g) all agreements and documents relating to the use in connection with the Business that are not Business Intellectual Property; and

          (h) all other agreements relating to the Purchased Assets or relating to the settlement of claims or disputes with respect thereto, other than the Ancillary Documents.

                  6.10. Consents. Except the filings referred to in Section 9.3 of this Agreement, no consents, approvals or authorizations of, or designations, declarations or filings with, any Governmental Authority or any other Person are required in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Document or the transactions contemplated hereby or thereby.

                  6.11. Litigation and Claims. Except as disclosed in Schedule 6.11, (a) there is no claim, action, suit, proceeding, arbitration, or investigation (collectively, "Proceedings"), pending or, to the knowledge of the Company, threatened, by or before any Governmental Authority or private arbitration tribunal against the Company or any of its Subsidiaries, or which seeks to prohibit, restrict or delay consummation of this Agreement, any Ancillary Document or any transaction contemplated hereby or thereby or to limit in any manner the right of Buyer to control any Purchased Assets or to conduct any material aspect of the Business; (b) neither the Company nor any Subsidiary nor any of its officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any applicable Law that relates to the Business; and (c) neither the Company nor any Subsidiary is a party to or is bound by any judgment, decree, injunction, ruling, award or order of any Governmental Authority, arbitrator or any other person. Except as disclosed in Schedule 6.11, there are no facts known to the Company that could give rise to any investigation of the Business by any Governmental Authority or any proceeding or litigation that is reasonably likely to have a Material Adverse Effect. Schedule 6.11 also lists all judgments, orders, decrees, or injunctions (other than minor infractions) of any Governmental Authority outstanding against or binding on the Company or any Subsidiary which pertain to the Purchased Assets or the Business.

                  6.12.  Business Intellectual Property.


         (a) Schedule 6.12(a) sets forth all United States and foreign patents, patent applications, service marks, product registrations, trademarks (including service marks), trademark applications, trade names, trade rights, whether or not registered, that are used in connection with the Business and any licenses, agreements, contracts or other legal arrangements or understandings pursuant to which the Company or any Subsidiary has authorized any person to use any of the Intellectual Property that is used or has been developed in connection with the Business (such Intellectual Property, the "Business Intellectual Property"). The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Business Intellectual Property that is used in the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company all material patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

          (b) Except as disclosed in Company Reports filed prior to the date hereof:

                  (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Business Intellectual Property pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "Third-Party Intellectual Property");

                  (ii) no claims with respect to the Business Intellectual Property or the Third-Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any Person;

                  (iii) to the knowledge of the Company there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of API as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret of any Person; (B) against the use by the Company or any of its Subsidiaries, of any Business Intellectual Property or Third-Party Intellectual Property as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or enforceability of any of the Business Intellectual Property; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

                  (iv) to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Business Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

                  6.13. Binding Commitments. Except as disclosed in such Schedule, each contract, lease, agreement and understanding listed in Schedule
6.9 (hereinafter referred to as the "Commitments") is valid and binding and in full force and effect and the Company or a Subsidiary has fulfilled, or taken all action reasonably necessary to enable it to substantially fulfill, when due, all of its obligations under the Commitments. There has not occurred any default by the Company or any Subsidiary and, to the knowledge of the Company, there has not occurred any default by others, under any of the Commitments and neither the Company or any Subsidiary nor, to the knowledge of the Company, any other party, is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of the Commitments and no waiver or indulgence has been granted by any of the parties thereto. No consent or approval of any party to the Commitments is required for the execution, delivery and performance by the Company of the transactions contemplated by this Agreement. Complete and correct copies of all Commitments (or, where they are oral, true and complete written summaries thereof), have been delivered to Buyer by the Company or will be delivered within ten days of the date hereof.

                  6.14.  Insurance and Insurance Requirements.


                  (a) All physical Purchased Assets material to the business and operations of the Business are covered by insurance with responsible companies against casualty and other losses customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts and coverage that are reasonable and customary in light of the business conducted by the Company;

                  (b) All insurance policies in effect on the date hereof which relate to product liability are with responsible companies in amounts and coverage that are reasonable and customary in light of the business conducted by the Company; and

                  (c) All insurance claims with respect to the Purchased Assets, including, without limitation, claims relating to or arising from casualty loss or impairment of the Purchased Assets, have been timely made by the Company or on behalf of the Company and no further action is required by Buyer in order for such insurance claims to be processed or rights arising under such insurance claims to accrue.

                  6.15. No Labor Commitments. The Business is not obligated by or subject to any collective bargaining agreement, selection of a collective bargaining representative for employees, order of the National Labor Relations Board or other labor board of administration, or any unfair labor practice decision, nor has the Company or any Subsidiary received notice of its being a party to any labor dispute or unfair practice proceeding with respect to claims of, or obligations to, employees of the Business nor does the Company have any knowledge of events which might eventuate the foregoing.

                  6.16. Books and Records. The books and records of which copies will be transferred to Buyer are complete and correct, have been maintained in accordance with good business practice and accurately present and reflect in all material respects all of the matters therein described.

     6.17. Powers of Attorney. Neither the Company nor any Subsidiary has any powers of attorney outstanding in connection with the Purchased Assets or the business or operations of the Business which would be or will become binding on Buyer.

     6.18. Adverse Change. Since December 31, 2000 there has not occurred any Material Adverse Effect and there have not occurred any events or circumstances that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

     6.19.  Brokers' Fees. The Company has engaged no broker and has incurred no
obligation  or  liability  for  brokerage   services  in  connection   with  the
transaction contemplated by this Agreement.

     6.20. Disclosure. No representation or warranty of the Company contained, and no factual statement made by the Company, in this Agreement, any Ancillary Document or any exhibit or schedule hereto or thereto contains any untrue statement of a material fact or contains any statement of a material fact that is materially misleading.

     6.21. Environmental Matters. (i) The Business and the Purchased Assets are not in violation of and have not violated any Environmental Law, (ii) the Purchased Assets are not contaminated with any Hazardous Substances, (iii) the Company and its Subsidiaries have not received any claims or notices relating to the Business or the Purchased Assets alleging liability under any Environmental Law, and (iv) to the Company's knowledge there are no circumstances or conditions involving the Business or the Purchased Assets that could result in any claims, liabilities, costs or restrictions on the ownership, use or transfer of any Purchased Asset in connection with any Environmental Law.

     6.22. Actual Knowledge of Buyer. Each of the foregoing representations and warranties is hereby modified to the extent that such representations are contradicted by materials furnished in writing to Buyer by the Company prior to the date hereof.

     6.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Section 6, none of the Company or any other person makes any other express or implied representation or warranty (including any implied warranty of merchantability) on behalf of the Company.


     7. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company as follows:

     7.1. Organization, Qualification, Powers and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to purchase the Purchased Assets. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer and no other corporate proceeding with respect to Buyer is necessary to authorize this Agreement or any Ancillary Document or any transaction contemplated hereby or thereby. Each of this Agreement and the Ancillary Documents executed and delivered contemporaneously herewith has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms subject (as to enforcement) to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general equity principles. When executed and delivered by Buyer, each Ancillary Document not executed and delivered contemporaneously herewith will have been duly executed and delivered by Buyer and will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject (as to enforcement) to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and to general equity principles.

     7.2. Compliance with Instruments; No Default. Neither the execution and delivery of this Agreement nor the consummation at the Closing by Buyer of the transactions contemplated hereby will violate or conflict with, result in the acceleration or termination of, loss of a material benefit with respect to, or constitute a default under (i) the certificate of incorporation or bylaws (or equivalent governing instrument) of Buyer or (ii) any term or provision of any note, bond, indenture, mortgage, license, permit, approval, agreement, contract, lease, understanding or other instrument or any statute, rule, regulation, writ, judgment, ordinance, decree, order or other material restriction binding upon or applicable to Buyer.

     7.3. Consents. Except for the filings referred to in Section 9.3 of this Agreement, no consents, approvals or authorizations of, or designations, declarations or filings with, any Governmental Authority or any other Person are required in connection with the execution, delivery or performance by Buyer of this Agreement or any Ancillary Document or the transactions contemplated hereby or thereby.

                  7.4.  Litigation and Claims.


                   (a) There is no Proceeding pending or, to the knowledge of Buyer, threatened, by or before any Governmental Authority or private arbitration tribunal against Buyer which seeks to prohibit, restrict or delay consummation of this Agreement, any Ancillary Document or any transaction contemplated hereby or thereby or to limit in any manner the right of Buyer to acquire the Purchased Assets;

                  (b) Neither Buyer nor any of its officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any applicable Law that would limit in any manner the right of Buyer to acquire the Purchase Assets; and

                  (c) Buyer is not a party to nor is bound by any judgment, decree, injunction, ruling, award or order of any Governmental Authority, arbitrator or any other person that would limit in any manner the right of Buyer to acquire the Purchased Assets.

     7.5.  Brokers'  Fees.  Buyer has  engaged  no broker  and has  incurred  no
obligation  or  liability  for  brokerage   services  in  connection   with  the
transaction contemplated by this Agreement.

     7.6. No Other Representations or Warranties. Except for the representations and warranties contained in this Section 7, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer.

     8. Covenants as to the Business.


     8.1. Interim Conduct of Business. Except as Buyer may otherwise consent in writing, from the date hereof until the Closing Date, neither the Company nor any Subsidiary shall take any of the following actions which would affect the Purchased Assets or the Business:

                  (a)subject to any Encumbrance (other than Permitted
         Liens existing as of the date hereof) any of the Purchased Assets or in any way create or consent to the creation of any title condition affecting the Purchased Assets except as would be permitted under
         Section 6.4 of this Agreement;

                  (b) directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the initiation of inquiries or proposals that constitute, or could lead to a proposal or offer from, provide any confidential information to, or participate in any discussions or negotiations or cooperate with, any corporation, partnership, person or other entity or group (other than Buyer and its subsidiaries and their respective officers, employees, representatives and agents) that involves, directly or indirectly, any sale or other disposition of any Purchased Assets or any similar transaction involving the Company or otherwise facilitate or encourage any effort or attempt to do or seek any of the foregoing, other than, in any such case, in the ordinary course of business, consistent with past practice and in a manner which will not affect the nature or extent of the rights to be transferred in accordance with this Agreement or any Ancillary Document. The Company will immediately (no later than 24 hours) advise Buyer of, and communicate to Buyer the terms of, any such inquiry or proposal the Company may receive and will cease and cause to be terminated any existing activities or negotiations with any parties conducted heretofore with respect to any of the foregoing and advise all parties that have previously entered into confidentiality agreements with the Company that all confidential information shall be returned to the Company and that any consents or invitations to make any proposals of the type prohibited herein are withdrawn and no further consents or invitations for such proposals shall be granted;

                  (c) transfer, sell or otherwise convey any part of the Purchased Assets or make any material acquisition of assets which would become part of the Purchased Assets, except in the ordinary course of business;

          (d) grant or sell any option or right to purchase any of the Purchased Assets, except in the ordinary course of business;

                  (e) enter into or terminate any Commitments or other agreement, plan or lease, or make any change in any of its Commitments or other agreements, plans or leases, other than in the ordinary course of business and consistent with past practice;

          (f) sell, transfer or otherwise dispose of any Business Intellectual Property;
                  (g) license any Business Intellectual Property, other than in the ordinary course of business, consistent with past practice and in such a manner as will not affect the nature or extent of the rights to be transferred in accordance with this Agreement or any Ancillary Document;

          (h) enter into any collective bargaining agreements covering employees of the Business; or

                  (i)     discuss, negotiate or assent to any such transactions.

     8.2. Affirmative Covenants. Except as Buyer may otherwise consent in writing, from the date hereof until the Closing Date, the Company shall:

                  (a) operate the Business only in the usual, regular, and ordinary course and in a manner consistent with past practice and, to the extent consistent with such operation, use reasonable best efforts to: (i) preserve the present business organization intact; (ii) keep available the services of the employees; and (iii) preserve any beneficial business relationships with all suppliers, and others having business dealings with the Business or otherwise with respect to the Purchased Assets;

                  (b) maintain (i) all the Purchased Assets in good condition and repair, ordinary wear and tear excepted; and (ii) insurance upon all of the Purchased Assets and with respect to the conduct of the Business in full force and effect with responsible companies, comparable in amount, scope, and coverage to that in effect on the date of this Agreement and as of the date of this Agreement;

                  (c) give to Buyer and to its counsel, accountants, and other representatives full access during normal business hours to all of the Purchased Assets and the personnel, books, financial data, tax returns, contracts, commitments and other records of the Company related thereto and furnish to Buyer and such representatives all such additional documents, financial information and information with respect to the Purchased Assets as Buyer may from time to time reasonably request;

                  (d) use its reasonable best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by it in order to effectuate the transactions contemplated hereby, keep Buyer informed as to its efforts and will deliver to Buyer copies, satisfactory in form and substance to Buyer, of such approvals and consents;

          (e) keep Buyer informed as to the Purchased Assets and the Business and consult with Buyer on all important matters pertaining to such Business; and

                  (f) advise Buyer promptly in writing of any fact which, if existing or known on the date of this Agreement, would have been required to be set forth in this Agreement or disclosed pursuant to it.

          9. Additional Covenants.


          9.1. Tax and Other Matters.


                  (a) As soon as practicable following the Closing, but in no event later than 60 days thereafter, Buyer shall deliver to the Company, at the Company's expense for the reasonable out-of-pocket expenses incurred by Buyer, such information and data as the Company may reasonably request, including that required by the Company's customary tax and accounting questionnaires, in order to enable the Company to complete and file all tax forms which may be required to be filed by it and to otherwise enable the Company to satisfy its internal accounting, tax and other requirements.

                  (b) The Company shall timely pay all Taxes, duties and assessments accrued prior to the Closing Date that could result in an encumbrance upon any of the Purchased Assets.

                  (c) For tax purposes, the parties agree that they will report an allocation of the respective Purchase Price for the Purchased Assets on IRS Form 8594 consistent with the allocation set forth in Schedule 9.1.

                  9.2. Undertakings. Subject to the terms and conditions of this Agreement, each of the Company and Buyer agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement. Buyer and the Company will cooperate with one another in connection with their efforts to satisfy the closing conditions set forth in Sections 10, 11 and 12 hereof. Without limiting the generality of the foregoing, each of the parties agrees to use its reasonable best efforts to satisfy or avoid the effects of any action by any Governmental Authority or other third party to prevent or delay completion of the transactions contemplated by this Agreement.

                  9.3. Filings. Buyer and the Company shall prepare and file as promptly as practicable any reports, documents or other information required to be filed in order to consummate the transactions contemplated by this Agreement under any federal, state or local statute or regulation, domestic or foreign.

                  9.4. Access to Employees After Closing. From time to time on or after the Closing Date, upon request of Buyer, the Company shall allow Buyer reasonable access to the Company's employees with respect to matters related to the Purchased Assets or the Business.

                  9.5. Records and Documents of Buyer. For five years following the Closing Date, Buyer will grant to the Company and its representatives, at the Company's request, access to and the right to make copies of those records and documents, possession of which is transferred to Buyer, as may be necessary or useful in connection with the Company's business and affairs after the Closing (except any proprietary data or Intellectual Property not subject to any agreement with the Company permitting such access). If, during such period, Buyer determines to dispose of such records, Buyer shall first give the Company 60 days' written notice during which period the Company shall have the right to take such records.

                  9.6. Records and Documents of the Company. For five years following the Closing Date, the Company will grant to Buyer and its representatives, at Buyer's request, access to and the right to make copies of those records and documents related to the Business, possession of which is retained by the Company, as may be necessary or useful in connection with Buyer's conduct of the Business after the Closing. If, during such period, the Company determines to dispose of such records, the Company shall first give Buyer 60 days' written notice during which period Buyer shall have the right to take possession of such records.

                  9.7. Nonassignable Rights. To the extent that the assignment by the Company of any of the Nonassignable Rights is required pursuant to this Agreement and is not permitted without the consent of a third party, this Agreement shall not be deemed to constitute an undertaking to assign the same if consent of a third party or Governmental Authority is not given; however, the Company will use its best efforts to obtain any and all such consents by Governmental Authorities and its reasonable best efforts to obtain any and all consents and assignments of third parties and, where possible, to secure novations with respect to such Nonassignable Rights where required by such third parties as appropriate, unless specifically requested by Buyer not to seek such consent or novation. If any consent or novation is required and is not obtained (whether at the request of Buyer or otherwise), the Company will cooperate with Buyer in any arrangement designed to provide to Buyer the benefits under instruments governing such Nonassignable Rights, including, in the case of a product sales order, the undertaking by Buyer of the work necessary to perform under the contract and to ship the products called for thereunder as the agent of the Company with the understanding that the Company will then invoice the purchaser for products shipped and promptly remit the amount of the receivable when collected by it to Buyer. In any such arrangement, Buyer shall have the sole responsibility with respect to the performance of the instrument governing such Nonassignable Right following Closing; shall bear all costs and expenses with respect thereto arising or occurring after the Closing Date; shall be solely entitled to the benefits and shall be solely responsible for any breach of warranties or guarantees with respect to products shipped after the Closing Date; and shall indemnify the Company and hold the Company harmless from any cost, claim, suit, demand, damage (including consequential and incidental damages) or expenses (including attorneys' fees) arising out of any work performed by or for the account of Buyer, its agents or subcontractors or any act on the part of or for the account of Buyer or its employees, agents or subcontractors on any such instrument governing a Nonassignable Right.

     9.8. Existing Agreements. Nothing herein is intended to amend any of the Existing Agreements.

     10. Conditions to the Obligations of Both Parties. Each and all of the obligations of the parties hereto to consummate the transactions contemplated by this Agreement are subject to fulfillment, prior to or at the Closing, of the following conditions:

     10.1. Regulatory Approvals, Consents, Authorizations, Etc. All consents, approvals, authorizations of, or designations, declarations or filings with, any Governmental Authority, or any other person that are required for or in connection with the execution and delivery of this Agreement and of the
Ancillary Documents and the consummation by each party hereto of the transactions contemplated on its part hereby, or that are required in order to avoid violation or termination of any Commitment, shall have been obtained or made, in form and substance reasonably satisfactory to Buyer, or the Company, if so requested by Buyer, shall have made arrangements satisfactory to Buyer pursuant to Section 9.7 hereof to provide it with benefits comparable to that provided under any contracts for which consents have not been so obtained.

     10.2. Legal Proceedings. No Law shall have been enacted or promulgated and no permanent injunction or preliminary injunction or other order shall have been entered, and not vacated, by any Governmental Authority of competent jurisdiction in any Proceeding that enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or places material restrictions on Buyer's or the Company's ownership or conduct of the Business and no action by any Governmental Authority shall be pending or threatened which seeks to do any of the foregoing.

     10.3 Credit Agreement. The Effective Time (as defined in the Amended and Restated Credit Agreement, dated as of the date hereof, between the Company and Pharmacia Treasury Services AB) shall have occurred.

     11. Conditions to Buyer's Obligations. Each and all of the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment, prior to or at the Closing, of the following conditions:

     11.1.   Accuracy  of  Warranties;   Performance  of  Covenants;   Officer's
Certificates.

                   (a) The representations and warranties of the Company contained herein or in any Ancillary Document shall be true and correct in all material respects as if made on and as of the Closing Date, as well as on the date when made. The Company shall have performed in all material respects each and all of the obligations and complied with each and all of the covenants specified in this Agreement or in any Ancillary Document to be performed or complied with on or prior to the Closing.

                  (b) Buyer shall have received a certificate executed by the chief executive officer and chief financial officer of the Company, dated the Closing Date, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in this Section 11.1 have been satisfied.

     11.2. Agreements. The Ancillary Documents shall have been duly executed and delivered by the parties thereto.

     11.3. Consents. The Company shall have delivered to Buyer any consents of Governmental Entities and third parties to be obtained by the Company in connection with the Agreement.

     11.4. Sublease Assignment Agreement. The Landlord shall have executed and delivered to Buyer the consent set forth in the Sublease Assignment Agreement.

     12. Conditions to the Company's Obligations. Each and all of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to fulfillment, prior to or at the Closing, of the following conditions:

     12.1.   Accuracy  of  Warranties;   Performance  of  Covenants;   Officer's
Certificates.


                  (a) The representations and warranties of Buyer contained herein or in any Ancillary Document shall be true and correct in all material respects as if made on and as of the Closing Date, as well as on the date when made. Buyer shall have performed in all material respects each and all of the obligations and complied with each and all of the covenants specified in this Agreement or in any Ancillary Document to be performed or complied with on or prior to the Closing.

                  (b) The Company shall have received a certificate executed by a vice president of Buyer, dated the Closing Date, reasonably satisfactory in form and substance to the Company, certifying that the conditions specified in this Section 12.1 have been satisfied.

                  (c)      Buyer shall have duly paid the Purchase Price.

     12.2. Agreements. The Ancillary Documents shall have been duly executed and delivered by the parties thereto.

     12.3. Consents. The Company shall have obtained all required consents.

     13. Indemnification.

     13.1. Indemnified Claims. (a) The covenants, agreements and indemnities in connection therewith contained in this Agreement shall survive the Closing until the expiration of the relevant statutes of limitations (including extension thereof), the representations and warranties set forth in Section 6.1, 6.2, 6.4 and 7.1 (Title and Due Authorization) shall survive until the fifth anniversary of the Closing and the other representations and warranties contained in this Agreement shall survive until the second anniversary of the Closing (the "Survival Date"). Each party's indemnification obligations with respect to representations, warranties, covenants, and obligations in this Agreement, the schedules and any other certificate or document delivered pursuant to this
Agreement shall terminate when the applicable representation, warranty, covenant, obligation terminates pursuant to this Section; provided, however, that such obligations to indemnify shall not terminate with respect to a particular item as to which, before the expiration of the applicable survival period, the party seeking indemnification has made a claim by delivering a notice of such claim (in accordance with the terms of this Section) to the parties from which indemnification is sought.

     (b) Except as otherwise set forth in this Section 13, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. A written waiver of the satisfaction of any of the conditions set forth in Section 11.1 or 12.1 insofar as any such condition may not be satisfied by reason of the failure to be true and correct at Closing of any representation or warranty specified in such waiver as a result of the facts specified in such waiver shall preclude the waiving party from exercising its rights to indemnification pursuant to this Section 13 with respect to any breach of such representation or warranty arising from such facts, but shall not preclude the waiving party from exercising its rights to indemnification pursuant to this
Section 13 with respect to any breach of such representation or warranty not arising from such facts or with respect to any breach of a representation or warranty not specified in such waiver.

     13.2. Claims Indemnified by the Company. To the extent any claim for indemnity is not made pursuant to a specific provision of this Agreement or any Ancillary Document, which, in that instance, shall control such claim, from and after the Closing Date, the Company shall indemnify and hold Buyer, its respective Affiliates and officers and directors, agents and representatives and any person claiming by and through it harmless from and against all Losses arising out of or otherwise related to:

     (a) any breach or inaccuracy of any representation or warranty made by the Company in this Agreement or in any Ancillary Document or any breach of any covenant or agreement by the Company contained in this Agreement or in any Ancillary Document of which Buyer gives notice to the Company prior to the Survival Date; or

                  (b) any obligation or liability of the Company or any Affiliate of the Company or the Business of any nature, other than an Assumed Liability, relating to matters or events arising at or prior to Closing including, without limitation, liabilities arising with respect to the Excluded Liabilities; or

                  (c) any Proceeding, settlement, assessment, or judgment directly or indirectly arising out of or incident to any of the matters indemnified against in this Section 13.2.

     13.3. Claims Indemnified by Buyer. To the extent any claim for indemnity is not made pursuant to a specific provision of this Agreement or any Ancillary Document, which, in that instance, shall control such claim, from and after the Closing, Buyer shall indemnify and hold the Company, its respective Affiliates and officers and directors, agents and representatives and any person claiming by and through it harmless from and against all Losses, arising out of or otherwise related to:

     (a) any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement or in any Ancillary Document or any breach of any covenant or agreement by Buyer contained in this Agreement or in any Ancillary Document of which the Company gives notice to the Company prior to the Survival Date; or

     (b) any obligation or liability of the Business that is an Assumed Liability; or

     (c) any Proceeding, settlement, assessment, or judgment directly or indirectly arising out of or incident to any of the matters indemnified against in this Section 13.3.

     13.4. Procedure. (a) Promptly after receipt by any party entitled to be indemnified hereunder (the "Indemnified Party") of notice of the assertion of any claim or the commencement of any Proceeding with respect to any matter referred to in Section 13.2 or 13.3, the Indemnified Party will give written notice thereof to the party from whom indemnity is sought (the "Indemnifying Party") and will thereafter keep the Indemnified Party reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of its obligation hereunder except to the extent, if any, that it shall have been irreparably prejudiced thereby. In case any such Proceeding is brought against any Indemnified Party, the Indemnifying Party shall be entitled to participate in (and, if it shall wish, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not settle any Proceeding unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release, reasonably satisfactory to the Indemnified Party, from all liability in respect to such claim or litigation. If the Indemnifying Party assumes the defense of any claim or litigation as provided in this subsection, the Indemnified Party shall be permitted to join in the defense of such claim or litigation, with counsel of its own selection and at its own expense, provided that the Indemnified Party may choose its own counsel (at the Indemnifying Party's expense) if representation by or on behalf of the Indemnified Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and the Indemnifying Party.

     (b) If the Indemnifying Party shall not assume the defense of any such claim or litigation, the Indemnified Party may defend (at the Indemnifying Party's expense) against such Proceeding in such manner as it may deem appropriate, provided that no Indemnified Party will settle any Proceeding which would give rise to the Indemnifying Party's liability under this Section 13 without the Indemnifying Party's prior written consent, such consent not to be unreasonably withheld.

     (c) Amounts payable by the Indemnifying Party to the Indemnified Party in respect of any claims under this Section 13 shall be payable as incurred.

     13.5. Limitations on Losses. The amount of any Losses for which indemnification is provided under Section 13.2 or Section 13.3, respectively, shall not be payable hereunder unless the aggregate of all Losses, on a cumulative basis, exceeds an amount equal to 50% of the Purchase Price, except to the extent that such Losses may be incurred by virtue of or result from (i) an Encumbrance upon any of the Purchased Assets as a result of the Company's failure to pay any Taxes, duties or assessments, (ii) any liabilities to brokers or finders of either party, or (iii) fraud or intentional misrepresentation; provided, however, that if the aggregate amount of Losses exceeds an amount equal to 50% of the Purchase Price, then all Losses shall be indemnified against pursuant hereto.

     13.6. Interest. The Indemnified Party receiving payment with respect to any Loss shall also be entitled to receive interest on such Loss, accruing from the date which is thirty days after a claim for indemnification is made to the date of payment therefor, at the Interest Rate.

     13.7. Adjustment to Purchase Price. Any payments under this Section 13 will be treated as an adjustment to the Purchase Price.

     14. Termination.


     14.1. Termination. This Agreement may, by notice given on or prior to the Closing Date, in the manner hereinafter provided, be terminated and abandoned:

     (a) by either the Company or Buyer if there has been a material misrepresentation or a material default or breach by the other party with respect to its representations in this Agreement or the due and timely performance by the other party of any of its covenants and agreements contained in this Agreement, and such misrepresentation, default or breach shall have not been cured within ten days after receipt of notice specifying particularly such misrepresentation, default or breach;

     (b) (i) by either Buyer or the Company if any of the conditions set forth in Section 10 shall become incapable of being satisfied; (ii) by Buyer, if any of the conditions set forth in Section 11 shall become incapable of being satisfied; or (iii) by the Company, if any of the conditions set forth in
Section 12 shall become incapable of being satisfied;

     (c) by mutual consent of the parties hereto;

     (d) by either the Company or Buyer if the Closing shall not have occurred on or before June 30, 2001;

     (e) by either Buyer or the Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     14.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 14.1, all further obligations of the parties hereunder shall terminate, and nothing in this Section 14 shall relieve any party hereto of any liability for willful breach of this Agreement.

     15. General.


     15.1. Specific Performance. Each party acknowledges that one party will have no adequate remedy at law if the other party fails to perform any of its obligations under this Agreement. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and agrees to take no action to oppose the other party's seeking such remedy.

     15.2. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein or in any Ancillary Document. Any waiver by any party hereto of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any subsequent breach. The waiver by Buyer or the Company of any of the conditions precedent to its respective obligations under this Agreement shall not preclude it, respectively, from seeking redress for breach of this Agreement.

     15.3. Further Assurances. From time to time, whether at or after the Closing, the Company will execute and deliver such further instruments of conveyance, transfer and assignment and take such other action as Buyer may reasonably require to more effectively convey and transfer to Buyer any of the Purchased Assets or the Business and Buyer will execute and deliver such further instruments and take such other action as the Company may reasonably require to more effectively assume the Assumed Liabilities.

     15.4. Notices. Any communication, demand or notice to be given hereunder or under the Ancillary Documents will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Agreement or the Ancillary Documents shall be addressed:

                  If to Buyer:

                  Pharmacia Corporation
                  100 Route 206 North
                  Peapack, New Jersey 07977
                  Attn:  General Counsel
                  Fax:   (908) 901-1810

                  with a copy  (which, in and of itself, shall not constitute notice) to:

                  Matthew G. Hurd
                  Sullivan & Cromwell
                  1870 Embarcadero Road
                  Palo Alto, California  94303
                  Fax:   (650) 461-5700

                  If to the Company:

                  Miravant Medical Technologies
                  336 Bollay Drive
                  Santa Barbara, California 93117
                  Attn:  Gary S. Kledzik
                  Fax:  (805) 685-6038

                  with a copy (which, in and of itself, shall not constitute notice) to:

                  Joseph E. Nida
                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, California  93101
                  Fax: (805) 568-1955

or, as to any party, to such other address as shall be designated by such party in a prior written notice to each other party similarly given.

     15.5. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, Buyer or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     15.6. Litigation Arising from the Business Activities. It is recognized that, in the future, litigation may arise relating to the Purchased Assets or the Business and the conduct thereof, which may relate directly or indirectly to the period prior to the Closing or the period subsequent to the Closing, or both. Each of the parties agrees, therefore, that, to the extent reasonable under the circumstances, it will assist and provide information, records and documents to any other party with respect to any such litigation or potential litigation in which such other party is or may be involved.

     15.7. Entire Agreement; Amendments. This Agreement, the Ancillary Documents and each agreement between the Company and Buyer which makes specific reference to this Section 15.7 collectively contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     15.8. Substitution of Buyer's Affiliates; Assignment. Buyer may, at its option, upon notice to the Company at least two days prior to the Closing Date, designate one or more direct or indirect subsidiaries of Pharmacia Corporation, a Delaware corporation (the "Substituted Subsidiaries"), to be substituted as Buyer hereunder and under the Ancillary Documents, in such Buyer's place. Upon such designation, and the execution and delivery by the Substituted Subsidiaries to the Company of an instrument pursuant to which the Substituted Subsidiaries shall assume all of Buyer's obligations hereunder and under the Ancillary Documents, the Substituted Subsidiaries shall succeed to all of Buyer's rights hereunder and under the Ancillary Documents, and, for the purposes of this Agreement and the Ancillary Documents, all references to the "Buyer" shall, as applied on or after the date of such designation, apply to the Substituted Subsidiaries; provided, however, that the original "Buyer" shall be liable for the Substituted Subsidiaries' performance of Buyer's obligations hereunder and under the Ancillary Documents. Except as set forth above, neither this Agreement nor the Ancillary Documents may be assigned by the parties hereto prior to Closing.

     15.9. Bulk Transfers. The parties hereto waive compliance with the requirements of the Bulk Sales Law of any jurisdiction in connection with the sale of the Purchased Assets to Buyer. The Company shall indemnify and hold harmless Buyer against all liabilities, other than the Assumed Liabilities which may be asserted by third parties against Buyer as a result of noncompliance.

     15.10. Press Releases. The parties hereto agree that, to the maximum extent feasible, they will advise and confer with each other prior to the issuance of any reports, statements or releases pertaining to this Agreement, the transactions contemplated hereby or the implementation hereof and no press release or other significant written statement hereto relating to this Agreement, the transactions contemplated hereby or the implementation hereof shall be disseminated publicly or delivered to any other person without the specific, written consent of the other parties, which shall not be unreasonably withheld or delayed, except as required by law (as advised in writing by counsel).

     15.11. Confidentiality. Notwithstanding any other provision of this Agreement or any Ancillary Document that may be to the contrary, each party (the "Receiving Party") will keep confidential any and all Confidential Information furnished to it by any other party or such other party's Affiliates, representatives, sublicensees or independent public accountants and neither party nor any of its Affiliates, representatives, sublicensees or independent public accountants shall use or disclose the Confidential Information except as expressly permitted in this Agreement. Each party acknowledges that the Confidential Information is highly valuable, proprietary and confidential and that any disclosure to any officer, employee, or agent of such party or any of its Affiliates shall be made only to the extent necessary to carry out its responsibilities under this Agreement and only if such officer, employee or agent shall be bound by an Agreement to maintain such information in confidence.

     15.12. Severability. It is the intention of the parties that the provisions of this Agreement shall be deemed severable and that the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     15.13. Headings. The section and other headings contained in this Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of this Agreement.

     15.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     15.15. Governing Law. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under New York principles of conflicts of laws).

     15.16. Arbitration. (a) Any dispute among any of the parties hereto arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination thereof, or any claim of fraud or intentional misrepresentation, shall be exclusively referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA"), which Rules are deemed to be incorporated by reference into this Section. Any such arbitration shall be (i) brought in the City and County of San Francisco, California, (ii) conducted in English, and (iii) to the maximum extent permitted by applicable law, final, binding and conclusive upon the parties thereto. If the arbitrators deem it necessary or appropriate, the parties to any dispute may be permitted limited discovery based on the United States Federal Rules of Civil Procedure then in effect, subject to such limitations as the arbitrators may impose consistent with the objective of expediting the resolution of the dispute; provided, however, that in any dispute submitted to arbitration hereunder that relates to whether any person or entity is required to furnish indemnity under this Agreement discovery rights in accordance with the United States Federal Rules of Civil Procedure then in effect shall be applicable and available in all events. The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided herein shall be valid and sufficient notice for purposes of such arbitration. Each of the parties agrees to be bound by such arbitration.

     (b) In any arbitration pursuant hereto, the award shall be rendered by a majority of the members of an arbitral tribunal consisting of three arbitrators. One arbitrator shall be appointed by Buyer and one arbitrator shall be appointed by the Company each within 30 days after the commencement of the arbitration. The third arbitrator shall be appointed by mutual agreement of the two arbitrators selected by Buyer, on the one hand, and the Company, on the other hand, and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement. The third arbitrator shall act as Chair of the arbitral tribunal. In the event of the failure of said two arbitrators to agree as to the third arbitrator within 20 days after the appointment of the last of the two arbitrators, the third arbitrator shall be appointed by the AAA as administrator under the Rules within 15 days thereafter in accordance with its then existing Rules upon application by any of the parties to the arbitration. Notwithstanding the foregoing, if either Buyer or the Company fails to appoint the arbitrators they are respectively required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. The AAA shall not appoint all three arbitrators unless both Buyer, on the one hand, and the Company, on the other hand, fail to appoint an arbitrator within the specified time.

     (c) Awards, decisions and rulings of the arbitral tribunal shall be in writing, and shall set forth the reasons therefor and, to the extent applicable, the manner in which the amount of any damages or other monetary recovery was calculated. Any monetary award shall be in U.S. dollars. Judgment upon any award, decision or ruling may be entered in any court having jurisdiction thereof.

     15.17. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto. Notwithstanding the foregoing sentence, Buyer may, at its option, upon notice to Seller at least two days prior to the Closing Date, designate one or more direct or indirect subsidiaries or Affiliates of Buyer (the "Substituted Subsidiaries") to be substituted as Buyer hereunder in such Buyer's place. Upon such designation, and the execution and delivery by the Substituted Subsidiaries to the Company of an instrument pursuant to which the Substituted Subsidiaries shall assume all of such Buyer's obligations hereunder, the Substituted Subsidiaries shall succeed to all of Buyer's rights hereunder, and, for the purposes of this Agreement, all references to the "Buyer" shall, as applied on or after the date of such designation, apply to the Substituted Subsidiaries; provided, however, that the original "Buyer" shall be liable for the Substituted Subsidiaries' performance of Buyer's obligations hereunder. Except as set forth above, this Agreement may not be assigned by the parties hereto prior to Closing. Any such purported assignment, delegation or transfer made in contravention of the foregoing shall be null and void.

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their proper officers, duly authorized so to do all as of the date of this Agreement.


                                                PHARMACIA & UPJOHN COMPANY


                                        By:      ______________________________
                                      Name:
                                     Title:



                                                 MIRAVANT MEDICAL TECHNOLOGIES

                                        By:      ______________________________
                                      Name:
                                     Title:

                                   EXHIBIT A
                           TO ASSET PURCHASE AGREEMENT

         GENERAL BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITIES


                  This GENERAL BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITIES is made, executed and delivered on May 31, 2001 by Miravant Medical Technologies, a Delaware corporation ("Seller"), to Pharmacia & Upjohn Company, a Delaware corporation ("Buyer").


                                   WITNESSETH:

                  WHEREAS, Seller and Buyer are parties to an Asset Purchase Agreement, dated as of May 24, 2001 (the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Purchaser of all of Seller's right, title and interest in and to the Purchased Assets (such term and all other capitalized terms used but not defined herein having the same meanings ascribed to them in the Asset Purchase Agreement), all as more fully described in the Asset Purchase Agreement, for consideration in the amount and on the terms and conditions provided in the Asset Purchase Agreement;

                  WHEREAS, the parties now desire to carry out the intent and purpose of the Asset Purchase Agreement by Seller's execution and delivery to Buyer of this instrument evidencing the sale, conveyance, transfer, assignment and delivery to Purchaser of the Purchased Assets;

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration to Seller, the receipt and adequacy of which are hereby acknowledged, Seller hereby sells, conveys, transfers, assigns and delivers unto Purchaser, its successors and assigns in accordance with the terms and provisions of the Asset Purchase Agreement, TO HAVE AND TO HOLD all of Seller's right, title and interest in and to the Purchased Assets FOREVER.

                  Seller, its officers and agents, for itself and its successors and assigns, covenants that it and they will from time to time after the date hereof and without further consideration, upon the reasonable request of Buyer, make, execute and deliver without further compensation any and all instruments in writing, further applications, papers, affidavits, powers of attorney, assignments and other documents which may be reasonably required to more effectively secure to and vest in said Buyer, its successors and assigns, the entire right, title and interest in and to the Purchased Assets, as contemplated by the Asset Purchase Agreement.

                  Buyer hereby assumes and agrees to pay, discharge, and perform or satisfy the Assumed Liabilities. Pursuant to Article 13 of the Asset Purchase Agreement, Buyer has agreed, among other things, to indemnify and hold harmless Seller in respect of the Assumed Liabilities. Seller has agreed, among other things, to indemnify Buyer in respect of the Excluded Liabilities.

                  This General Bill of Sale, Assignment and Assumption of Liabilities is intended to implement the provisions of the Asset Purchase Agreement and shall not be construed to enhance, extend or limit the rights or obligations of Seller or Buyer.

                  The validity, performance and enforcement of this General Bill of Sale, Assignment and Assumption of Liabilities shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under New York principles of conflicts of laws).

                  This General Bill of Sale, Assignment and Assumption of Liabilities may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Seller and Buyer have caused this General Bill of Sale, Assignment and Assumption of Liabilities to be duly executed effective as of May 31, 2001.


                                                   MIRAVANT MEDICAL TECHNOLOGIES


                                                 By:  __________________________
                                      Name:
                                     Title:



                                                    PHARMACIA & UPJOHN COMPANY



                                                 By:  __________________________
                                      Name:
                                     Title:

STATE OF CALIFORNIA                 )
                                            ) ss.:
COUNTY OF SANTA BARBARA    )


         On this ___________ day of _____ 2001, there appeared before me ______________________________________, personally known to me, who acknowledged that _he signed the foregoing Assignment as his/her voluntary act and deed on behalf and with full authority of Miravant Medical Technologies.



                                             ------------------------------
                                                     Notary Public





STATE OF CALIFORNIA                 )
                                            ) ss.:
COUNTY OF SANTA BARBARA    )


         On this ___________ day of _____ 2001, there appeared before me ______________________________________, personally known to me, who acknowledged that _he signed the foregoing Assignment as his/her voluntary act and deed on behalf and with full authority of Pharmacia & Upjohn Company.



                                               ------------------------------
                                                     Notary Public